Exhibit 99.02

NORTONLIFELOCK INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On August 8, 2019, NortonLifeLock Inc. (“our,” “us” and the “Company” refer to NortonLifeLock Inc. (formerly known as Symantec Corporation) and all of its subsidiaries) entered into a definitive agreement (the “Purchase Agreement”) with Broadcom Inc. (“Buyer”) under which Buyer agreed to purchase certain assets of our enterprise security business (the “Business”) and assume certain liabilities for a purchase price of $10.7 billion (the "Broadcom sale"). On November 4, 2019, the parties completed the transaction. The following unaudited Pro Forma Condensed Consolidated Balance Sheet, as of October 4, 2019, reflects the Company’s financial position as if the Broadcom sale had occurred on that date. The following unaudited Pro Forma Condensed Consolidated Statements of Operations for the six months ended October 4, 2019 and each of the fiscal years ended March 29, 2019, March 30, 2018, and March 31, 2017, reflect the Company’s results of operations as if the Broadcom sale had occurred on April 2, 2016 and does not assume any interest income on cash proceeds.
These unaudited Pro Forma Condensed Consolidated Financial Statements and the accompanying notes are based upon and should be read in conjunction with the Consolidated Financial Statements and Notes thereto included in our Annual Report on Form 10-K for the fiscal year ended March 29, 2019 and Quarterly Report on Form 10-Q for the six months ended October 4, 2019. The accompanying unaudited Pro Forma Condensed Consolidated Balance Sheet and unaudited Pro Forma Condensed Consolidated Statements of Operations have been prepared in accordance with the regulations of the Securities and Exchange Commission (the "SEC") and should not be considered indicative of the financial position or results of operations that would have occurred if the Broadcom sale had been consummated on the dates indicated, nor are they indicative of the future financial position or results of operations of the Company.
In accordance with SEC regulations, the unaudited Pro Forma Condensed Consolidated Financial Statements reflect adjustments to the extent they are directly attributable to the Broadcom sale, factually supportable and, for statement of operations purposes, are expected to have a continuing impact on the Company’s result of operations.
The “Historical” column in the unaudited Pro Forma Condensed Consolidated Financial Statements reflects the Company’s historical financial statements for the periods presented and does not reflect any adjustments related to the Broadcom sale and related events except the unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended October 4, 2019 and the Pro Forma Condensed Consolidated Balance Sheet as of October 4, 2019 which reflect discontinued operations accounting, as further described in our Quarterly Report on Form 10-Q for the quarterly period ended October 4, 2019.
The Purchase Agreement provided that the selection of certain assets sold and liabilities assumed would be subject to negotiations between us and Buyer subsequent to the signing of the Purchase Agreement through the date of the close of the Broadcom sale. As a result of such negotiations, the unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended October 4, 2019 and the Pro Forma Condensed Consolidated Balance Sheet as of October 4, 2019 reflect changes in the assets and liabilities that were determined to be part of discontinued operations as reported in our previously filed Form 10-Q for the period ended October 4, 2019. The amounts reflected in these unaudited Pro Forma Condensed Consolidated Financial Statements are preliminary estimates and assumptions and may change as additional information about the assets sold and liabilities assumed becomes available. Such changes could be significant.
The “Enterprise Security Disposal Group” column in the unaudited Pro Forma Condensed Consolidated Balance Sheet is derived from estimated assets sold to and liabilities assumed by the Buyer reported as assets and liabilities of discontinued operations in our October 4, 2019 Condensed Consolidated Balance Sheet, as well as additional changes to assets to be sold and liabilities to be assumed that were identified subsequent to October 4, 2019. The “Other Pro Forma Adjustments” column in the unaudited Pro Forma Condensed Consolidated Balance Sheet reflects other effects of the Broadcom sale, including cash proceeds received at the close of the Broadcom sale, estimated transaction costs incurred in connection with the Broadcom sale, and estimated tax impacts related to the Broadcom sale.
The “Enterprise Security Disposal Group” column in the unaudited Pro Forma Condensed Consolidated Statements of Operations for the six months ended October 4, 2019, represents the results of business and other corporate charges that are directly attributable to the Business that are related to assets and liabilities that were identified to be part of discontinued operations subsequent to October 4, 2019. The “Enterprise Security Disposal Group” column in the unaudited Pro Forma Condensed Consolidated Statements of Operations for the annual periods presented represents the results of business and other corporate charges that are directly attributable to the Business based on assets and liabilities that were identified to be part of discontinued operations in the Purchase Agreement and subsequently identified through negotiations.

NORTONLIFELOCK INC.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of October 4, 2019
(Unaudited, in millions)

	Historical	Enterprise Security Disposal Group	(1)	Other Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$1,697	$—		$10,570	(2)	$12,267
Short-term investments	134	—		—		134
Accounts receivable, net	593	—		—		593
Other current assets	289	—		20	(3)	309
Current assets of discontinued operations	7,047	(7,047)		—		—
Total current assets	9,760	(7,047)		10,590		13,303
Property and equipment, net	676	(60)		—		616
Operating lease assets	154	(20)		—		134
Intangible assets, net	1,146	—		—		1,146
Goodwill	2,675	—		—		2,675
Other long-term assets	1,818	(3)		(1,048)	(4)	767
Total assets	$16,229	$(7,130)		$9,542		$18,641
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$120	$—		$35	(5)	$155
Accrued compensation and benefits	219	(5)		—		214
Current portion of long-term debt	1,245	—		—		1,245
Contract liabilities	990	—		—		990
Current operating lease liabilities	36	(3)		—		33
Other current liabilities	514	—		2,198	(6)	2,712
Current liabilities of discontinued operations	1,932	(1,932)		—		—
Total current liabilities	5,056	(1,940)		2,233		5,349
Long-term debt	3,219	—		—		3,219
Long-term contract liabilities	26	—		—		26
Deferred income tax liabilities	538	—		(328)	(4)	210
Long-term income taxes payable	1,069	—		—		1,069
Long-term operating lease liabilities	137	(21)		—		116
Other long-term liabilities	72	(8)		—		64
Total liabilities	10,117	(1,969)		1,905		10,053
Stockholders' equity:
Preferred stock, $0.01 par value: 1 shares authorized; 0 shares issued and outstanding	—	—		—		—
Common stock and additional paid-in capital, $0.01 par value: 3,000 shares authorized; 623 shares issued and outstanding as of October 4, 2019	4,816	—		—		4,816
Accumulated other comprehensive loss	(2)	—		—		(2)
Retained earnings	1,298	—		2,476	(7)	3,774
Total stockholders’ equity	6,112	—		2,476		8,588
Total liabilities and stockholders’ equity	$16,229	$(1,969)		$4,381		$18,641

NORTONLIFELOCK INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Six Months Ended October 4, 2019
(Unaudited, in millions, except per share amounts)

	Historical	Enterprise Security Disposal Group	(1)	Pro Forma
Net revenues	$1,258	$—		$1,258
Cost of revenues	200	7		193
Gross profit	1,058	(7)		1,065
Operating expenses:
Sales and marketing	374	2		372
Research and development	188	2		186
General and administrative	188	1		187
Amortization of intangible assets	41	—		41
Restructuring, transition and other costs	30	—		30
Total operating expenses	821	5		816
Operating income (loss)	237	(12)		249
Interest expense	(95)	—		(95)
Other expense, net	(2)	—		(2)
Income (loss) from continuing operations before income taxes	140	(12)		152
Income tax expense (benefit)	70	(6)		76
Income (loss) from continuing operations, net of income taxes	$70	$(6)		$76

Income per share from continuing operations:
Basic	$0.11			$0.12
Diluted	$0.11			$0.12

Weighted-average shares outstanding:
Basic	619			619
Diluted	643			643

NORTONLIFELOCK INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Fiscal Year Ended March 29, 2019
(Unaudited, in millions, except per share amounts)

	Historical	Enterprise Security Disposal Group	Pro Forma
Net revenues	$4,731	$2,275	$2,456
Cost of revenues	1,050	595	455
Gross profit	3,681	1,680	2,001
Operating expenses:
Sales and marketing	1,493	781	712
Research and development	913	493	420
General and administrative	447	36	411
Amortization of intangible assets	207	127	80
Restructuring, transition and other costs	241	21	220
Total operating expenses	3,301	1,458	1,843
Operating income	380	222	158
Interest expense	(208)	—	(208)
Other expense, net	(64)	(6)	(58)
Income (loss) from continuing operations before income taxes	108	216	(108)
Income tax expense	92	89	3
Income (loss) from continuing operations, net of income taxes	$16	$127	$(111)

Income (loss) per share from continuing operations:
Basic	$0.03		$(0.18)
Diluted	$0.02		$(0.18)

Weighted-average shares outstanding:
Basic	632		632
Diluted	661		632

NORTONLIFELOCK INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Fiscal Year Ended March 30, 2018
(Unaudited, in millions, except per share amounts)

	Historical	Enterprise Security Disposal Group	Pro Forma
Net revenues	$4,834	$2,275	$2,559
Cost of revenues	1,032	569	463
Gross profit	3,802	1,706	2,096
Operating expenses:
Sales and marketing	1,593	752	841
Research and development	956	502	454
General and administrative	574	87	487
Amortization of intangible assets	220	132	88
Restructuring, transition and other costs	410	30	380
Total operating expenses	3,753	1,503	2,250
Operating income (loss)	49	203	(154)
Interest expense	(256)	—	(256)
Gain on divestiture	653	—	653
Other income (expense), net	(9)	(10)	1
Income from continuing operations before income taxes	437	193	244
Income tax expense (benefit)	(690)	30	(720)
Income from continuing operations, net of income taxes	$1,127	$163	$964

Income per share from continuing operations:
Basic	$1.83		$1.56
Diluted	$1.69		$1.44

Weighted-average shares outstanding:
Basic	616		616
Diluted	668		668

NORTONLIFELOCK INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Fiscal Year Ended March 31, 2017
(Unaudited, in millions, except per share amounts)

	Historical	Enterprise Security Disposal Group	Pro Forma
Net revenues	$4,019	$1,928	$2,091
Cost of revenues	853	504	349
Gross profit	3,166	1,424	1,742
Operating expenses:
Sales and marketing	1,459	691	768
Research and development	823	412	411
General and administrative	564	83	481
Amortization of intangible assets	147	105	42
Restructuring, transition and other costs	273	108	165
Total operating expenses	3,266	1,399	1,867
Operating income (loss)	(100)	25	(125)
Interest expense	(208)	—	(208)
Other income, net	46	2	44
Income (loss) from continuing operations before income taxes	(262)	27	(289)
Income tax expense (benefit)	(26)	137	(163)
Loss from continuing operations, net of income taxes	$(236)	$(110)	$(126)

Loss per share from continuing operations:
Basic	$(0.38)		$(0.20)
Diluted	$(0.38)		$(0.20)

Weighted-average shares outstanding:
Basic	618		618
Diluted	618		618

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(1)
The assets and liabilities and direct results of the Enterprise Security Group are presented as discontinued operations for the period as of, and for the six months ended, October 4, 2019 in our quarterly report on Form 10-Q for the quarterly period ended October 4, 2019. Adjustments were identified subsequent to October 4, 2019.

(2)
Reflects the net cash proceeds of approximately $10,570 million received in connection with the Broadcom sale. Net cash proceeds are calculated as the purchase price of $10,700 million, less tax withholdings of $110 million Buyer paid to Irish tax authorities on the Company’s behalf, less $20 million receivable from the delayed closings in certain non-U.S. jurisdictions in accordance with the terms of the Purchase Agreement.

(3)	Represents the $20 million receivable from the delayed closings in certain non-U.S. jurisdictions in accordance with the terms of the Purchase Agreement.

(4)
Reflects estimates of the deferred tax assets and liabilities derecognized in connection with the Broadcom sale. The deferred tax asset balance derecognized is primarily related to the tax basis in Irish intellectual property. The amount of deferred tax liability balance that was derecognized is primarily related to U.S. book basis intangible assets and deferred intercompany royalties. Temporary differences associated with fixed assets, deferred revenue, and other accruals are also derecognized.

(5)	Represents estimated transaction costs incurred in connection with the Broadcom sale.

(6)
Reflects an estimated $2,308 million payable for U.S. and foreign income taxes resulting from the Broadcom sale, less a tax liability of $110 million Buyer paid to tax authorities in Ireland on the Company’s behalf.

(7)
Reflects the estimated after-tax gain related to the Broadcom sale as of October 4, 2019. The actual net gain will differ from the pro forma estimated gain due to the difference in timing between the assumed closing date for the unaudited Pro Forma Condensed Consolidated Financial Statements and the actual closing date of November 4, 2019. In addition, the actual gain on sale may differ from the pro forma estimated gain as additional information about the assets sold and liabilities assumed becomes available. Such changes could be significant. The following table reflects the components of the after-tax gain (amounts in millions).

Net cash proceeds	$10,570
Tax liability assumed by Buyer	110
Receivable due on delayed closing in certain non-U.S. jurisdictions	20
Net assets sold	(5,161)
Transaction costs	(35)
Estimated pre-tax gain on the Broadcom sale	5,504
Estimated tax expense on gain on the Broadcom sale	3,028
Estimated after-tax gain on the Broadcom sale	$2,476